Exhibit 5.1
Gerard A. Chamberlain
2431 Brown Street
Philadelphia, PA 19130
January 12, 2009
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Re:	Wilmington Trust Corporation
Post Effective Amendment No. 2 to Shelf Registration Statement
Ladies and Gentlemen:
I have served as counsel to Wilmington Trust Corporation, a Delaware corporation (the “Company”), and Wilmington Trust Capital A, a Delaware statutory trust (the “Trust”), in connection with the Post-Effective Amendment No. 2, dated December [ ], 2008 (the “Post-Effective Amendment”), which amends the automatic shelf registration statement on Form S-3 (File No. 333-147694) (as amended by Post-Effective Amendment No. 1, dated September 22, 2008, and as further amended by the Post-Effective Amendment, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an unlimited amount of:
(1)	the Company’s common stock, par value $1.00 per share (the “Common Stock”);

(2)	senior and subordinated debt securities of the Company (other than the Junior Subordinated Debentures, as defined below) (the “Debt Securities”);

(3)	the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”);

(4)	depositary shares representing interests in Common Stock or Preferred Stock (the “Depositary Shares”);

(5)	contracts for the purchase of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or other securities (the “Purchase Contracts”);

(6)	warrants representing rights to purchase Common Stock, Preferred Stock, Depositary Shares, or Debt Securities (the “Warrants”);

(7)	rights to purchase securities of the Company (the “Rights”);

(8)	preferred securities of the Trust (the “Trust Preferred Securities”);

(9)	junior subordinated debentures of the Company (the “Junior Subordinated Debentures”);

(10)	guarantees by the Company, on a subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities (the “Guarantees”); and

(11)	units consisting of any combination of the above (the “Units”).

Wilmington Trust Corporation
January 12, 2009

The Common Stock, Debt Securities, Preferred Stock, Depositary Shares, Purchase Contracts, Warrants, Rights, Trust Preferred Securities, Junior Subordinated Debentures, Guarantees, and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices, and on terms the Company may designate at the time of the applicable offering of any of the Securities. The Securities may be issued, sold, and delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus forming a part of the Registration Statement (the “Prospectus”), and any supplement thereto.
The Debt Securities will be issued in one or more series pursuant to an indenture, the form of which has been filed with the Commission as Exhibit 4.2 or 4.3 to the Registration Statement (collectively, the “Debt Indentures”).  The Junior Subordinated Debentures will be issued in one or more series pursuant to an indenture, the form of which is being filed with the Post-Effective Amendment as Exhibit 4.4 (the “Junior Subordinated Indenture”, and together with the Debt Indentures, the “Indentures”). Future amendments and supplements to any of the Indentures or one or more officers’ certificates executed and delivered pursuant thereto specifying the terms of the Securities (each, an “Amendment,” and, collectively, the “Amendments”) will be in a form to be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Registration Statement.
The Depositary Shares will be issued under one or more deposit agreements to be entered into among the Company, the depositary to be named therein, and the holders from time to time of depositary receipts issued thereunder.
The Purchase Contracts will be issued under one or more purchase contracts to be entered into between the Company and the purchase contract agent to be named therein on behalf of holders from time to time of Purchase Contracts.
The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent.
The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company, one or more parties as identified in the applicable Rights Agreement, and the holders from time to time of the Rights.
The Trust Preferred Securities will be issued under an amended and restated trust agreement (the “Trust Agreement”) to be entered into among the Company and the trustees of the Trust.
The Guarantees will be issued under guarantee agreements (each, a “Guarantee Agreement”) to be entered into between the Company and an institution named therein as guarantee trustee.
The Units will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into among the Company, one or more institutions as identified in the applicable Unit Agreement, and the holders from time to time of the Units.

Wilmington Trust Corporation
January 12, 2009

In connection with the foregoing, I have examined: (i) the Registration Statement; (ii) the Prospectus; (iii) the Indentures; (iv) the Form of Subordinated Debt Security and the Form of Senior Debt Security that are incorporated by reference as Exhibits 4.5 and 4.6, respectively, to the Registration Statement; (v) the Form of Junior Subordinated Debenture that is being filed with the Post-Effective Amendment as Exhibit 4.8; (vi) the Form of Trust Agreement and the Form of Trust Preferred Security that are being filed with the Post-Effective Amendment as Exhibits 4.11 and 4.12, respectively; and (vii) the Form of Guarantee Agreement that is being filed with the Post-Effective Amendment as Exhibit 4.13. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and have made such investigations of law as I have deemed necessary or appropriate as a basis for the opinions expressed below. I also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials. I have conducted no independent investigation of any kind as to any factual matter relevant to the opinions expressed herein, and with respect to those factual matters I have relied exclusively on the documents and certificates I have examined and have assumed the accuracy of the matters stated therein.
In rendering the following opinions, I have assumed, without investigation, the authenticity and completeness of any document or other instrument submitted to me as an original; the conformity to the original and completeness of any document or other instrument submitted to me as a copy; the genuineness of all signatures on those originals or copies; the incumbency, authority, and legal right and authority of the officers and other persons signing the Registration Statement, Prospectus, Indentures, Securities, and Amendments, and other documents executed and delivered in connection therewith; and the legal capacity of natural persons who executed any such document or instrument at the time of the execution thereof.
I further have assumed that (1) the number of shares of Common Stock and Preferred Stock to be issued pursuant to the Registration Statement will be available for issuance under the Company’s Amended and Restated Certificate of Incorporation at the time of that issuance; (2) each of the Indentures is the legal, valid, and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with their terms; (3) the Registration Statement, and any post-effective amendment thereto, have become effective and will continue to be effective under the Securities Act and comply with all applicable laws at the time of the offer or sale of any Securities; (4) one or more prospectus supplements and, if necessary, a pricing supplement, will have been filed with the Commission describing the particular Securities offered thereby; (5) all such Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement and, if necessary, the applicable pricing supplement relating thereto; (6) no consent, approval, authorization, or other action by, and no notice to or filing with, any governmental body, agency, or any other third party is required for the issuance by the Company of those Securities or, if any such consent, approval, authorization, action, notice, or filing is required, it has been duly obtained, taken, given, or made and is in full force and effect; (7) a definitive purchase, underwriting, or similar agreement with respect to such Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto; (8) Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, established (if appropriate), and reserved for issuance upon that conversion, exchange, or exercise (if appropriate); and (9) that the Indentures, the Guarantee Agreement, the Debt Securities, the Junior Subordinated Debentures, and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Wilmington Trust Corporation
January 12, 2009

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, I am of the opinion that:
     1. With respect to the issuance and sale of any shares of Common Stock or any series of Preferred Stock (and Depositary Shares, if applicable) the Company offers pursuant to the Registration Statement, including any Common Stock, Preferred Stock, or Depositary Shares issuable upon the conversion, exchange, or exercise of any Security offered that has been duly authorized, created, and, if appropriate, reserved for issuance upon that conversion, exchange, or exercise, when (a) the Company’s Board of Directors or a duly authorized committee thereof has duly adopted final resolutions authorizing the issuance and sale of the Common Stock, Preferred Stock, or Depositary Shares, and (b) the terms of those shares and of their issuance have been duly established so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, that Common Stock, Preferred Stock, or Depositary Shares covered by the Registration Statement, will be duly authorized, validly issued, fully paid, and non-assessable pursuant to the provisions of Delaware’s General Corporation Law;
     2. With respect to the issuance and sale of any Debt Securities the Company offers pursuant to the Registration Statement, including any Debt Security issuable upon the conversion, exchange, or exercise of any Security offered that has been duly authorized, created, and, if appropriate, reserved for issuance upon that conversion, exchange, or exercise, when (a) the Debt Indenture and any Amendment thereto has been duly executed and delivered by the Company and, if applicable, the trustee named therein, (b) the Debt Securities have been executed, authenticated, issued, and delivered (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the Debt Indenture relating thereto, (c) the Debt Securities and the Debt Indenture relating thereto, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, and (d) the terms of any Debt Securities do not, and the execution, delivery, and performance by the Company of the Debt Indenture do not, violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, those Debt Securities will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, and will be entitled to the benefits of the Debt Indenture, except to the extent that enforcement may be limited by or subject to (x) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation, and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers), (y) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief, or other equitable remedy, and (z) public policy;
     3. With respect to the issuance and sale of any Purchase Contracts the Company offers pursuant to the Registration Statement, when (a) those Purchase Contracts, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, (b) the terms of those Purchase Contracts and of their issuance

Wilmington Trust Corporation
January 12, 2009

and sale have been duly established by an officer of the Company, duly authorized by the Board of Directors to take such action so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (c) those Purchase Contracts have been duly executed, issued, and delivered (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the purchase contracts relating thereto, and (d) any related pledge agreement has been duly authorized, executed, and delivered by the parties thereto, those Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms;
     4. With respect to the issuance and sale of any Warrants the Company offers pursuant to the Registration Statement, when (a) those Warrants, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, (b) the Warrant Agreement has been duly executed and delivered, (c) the terms of those Warrants and of their issuance and sale have been duly established by the Company in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) those Warrants have been duly executed, issued, and delivered (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the Warrant Agreement relating thereto, those Warrants will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms;
     5. With respect to the issuance and sale of any Rights the Company offers pursuant to the Registration Statement, when (a) those Rights, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, (b) the Rights Agreement has been duly executed and delivered, (c) the terms of those Rights and of their issuance and sale have been duly established by an officer of the Company, duly authorized by the Board of Directors to take such action so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) those Rights have been duly executed, issued, and delivered (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the Rights Agreement relating thereto, those Rights will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms;
     6. With respect to the issuance and sale of any Junior Subordinated Debentures the Company offers pursuant to the Registration Statement when (a) the Junior Subordinated Indenture and any Amendment thereto have been duly executed and delivered by the Company and, if applicable, the trustee named therein, (b) the Junior Subordinated Debentures have been executed, authenticated, issued, and delivered (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the Junior Subordinated Indenture relating thereto, (c) the Junior Subordinated Debentures and the Junior Subordinated Indenture relating thereto, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power

Wilmington Trust Corporation
January 12, 2009

and authority thereby for issuance, execution, and delivery by the Company, and (d) the terms of any Junior Subordinated Debentures do not, and the execution, delivery, and performance by the Company of the Indenture do not, violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, those Junior Subordinated Debentures will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, and will be entitled to the benefits of the Junior Subordinated Indenture, except to the extent that enforcement may be limited by or subject to (x) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation, and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers), (y) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief, or other equitable remedy, and (z) public policy;
     7. With respect to the issuance and sale of any Guarantees the Company offers pursuant to the Registration Statement, when (a) any Guarantee, at the time of any offer or sale, has been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, (b) the Guarantee Agreement has been duly executed and delivered, (c) the terms of that Guarantee and of its issuance and sale have been duly established by an officer of the Company, duly authorized by the Board of Directors to take that action so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) that Guarantee has been duly executed and authenticated by the Company and, if applicable, the trustee named therein (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the Guarantee Agreement relating thereto, that Guarantee will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by or subject to (x) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation, and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers), (y) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief, or other equitable remedy, and (z) public policy;
     8. With respect to the issuance and sale of any Units the Company offers pursuant to the Registration Statement, when (a) those Units, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, (b) the Unit Agreement has been duly executed and delivered, (c) the terms of those Units and of their issuance and sale have been duly established by an officer of the Company, duly authorized by the Board of Directors to take that action so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to

Wilmington Trust Corporation
January 12, 2009

comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) those Units have been duly executed and issued (i) against receipt of the consideration approved therefor by the Company’s Board of Directors or a duly authorized committee thereof and (ii) as provided in the Unit Agreement relating thereto, those Units will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.
I am a member of the Pennsylvania bar. The opinions expressed in this opinion letter are limited to Delaware’s General Corporation Law, the laws of the State of New York, and the federal law of the United States of America. I am not opining on, and I assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other law or the laws of any other jurisdiction. As used herein, “the laws of the State of New York” and “Delaware’s General Corporation Law” include the statutory provisions contained therein, all applicable provisions of the New York and Delaware Constitutions, respectively, and reported judicial decisions interpreting such provisions.
I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the use of my name as it appears under the caption “Legal Matters” or “Validity of Securities” in the Prospectus. In giving that consent, I do not admit that I am an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.
I further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.
This opinion is intended solely for your benefit in connection with the transaction described above and, except as provided in the immediately preceding paragraphs, may not otherwise be communicated or furnished to, reproduced, filed publicly, or used or relied upon by, any other person or entity for any other purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and I disclaim any obligation to advise you of any change in any of those sources of law or subsequent legal or factual developments that might affect any matter or opinion herein.
Very truly yours,
/s/ Gerard A. Chamberlain